UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	May 6, 2020

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	NAVB	NYSE American

Item 1.01     Entry into a Material Definitive Agreement.

Stock Purchase Agreement with Keystone Capital Partners, LLC

On May 6, 2020, Navidea Biopharmaceuticals, Inc. (the “Company”) entered into a Stock Purchase Agreement and Letter of Investment Intent (the “Stock Purchase Agreement”) with Keystone Capital Partners, LLC (the “Investor”) pursuant to which the Company agreed to issue to the Investor 420,000 shares of newly-designated Series C Preferred Stock (the “Transaction Shares”) for an aggregate purchase price of $4,200,000. The Transaction Shares have the rights set forth in the Series C Preferred Certificate (as defined below).

Pursuant to the Stock Purchase Agreement, the Investor will purchase Transaction Shares in amounts to be determined by the Investor in one or more closings (each, a “Call Closing”) on or before November 6, 2020, provided that all of the Transaction Shares must be purchased by such date. In the event that the Company has not registered the resale of the shares (“Conversion Shares”) of Common Stock (as defined below) issuable upon conversion of the Transaction Shares to be purchased at any Call Closing, then the Investor will not be obligated to complete the Call Closing until such Conversion Shares are registered for resale.

Under the Stock Purchase Agreement, the Company also agreed to use its commercially reasonable best efforts to file a prospectus supplement to its existing S-3 registration statement with the Securities and Exchange Commission so as to register the resale of the maximum number of Conversion Shares that are issuable up to the Exchange Cap (as defined below) and to maintain the effectiveness of such registration statement until the earlier of when the Conversion Shares are sold or until all of the Conversion Shares may be sold without restriction under Rule 144. The registration expenses therefor will be paid by the Company, except for stock transfer taxes, commissions and the Investor’s attorney fees. The Investor agreed, upon reasonable request by the Company, to enter into customary agreements with respect to the registration process, including with respect to indemnification.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference thereto, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

A press release announcing the transaction is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Termination Agreement with SpePharm AG and Norgine BV

On May 11, 2020 (the “Termination Date”), the Company entered into a Termination Agreement (the “Termination Agreement”) with SpePharm AG (“SpePharm”) and Norgine BV (“Norgine”) which terminated that certain Exclusive License Agreement dated March 5, 2015 (as amended to date, the “License Agreement”). Under the License Agreement, SpePharm had the exclusive right to develop, manufacture and commercialize the Company’s products approved for radiolabeling with technetium 99m and containing Lymphoseek® (collectively, the “Products”) in several jurisdictions abroad, including the United Kingdom, France, Germany, Australia and New Zealand (collectively, the “Licensed Territory”). In exchange for such rights, the Company was entitled to certain royalty payments.

Pursuant to the Termination Agreement, the parties agreed that neither owed the other any payments due under the License Agreement as of the Termination Date and that, among other things, SpePharm will no longer have any right in, nor claim to, any intellectual property owned by the Company or its affiliates anywhere in the world. SpePharm also agreed to perform certain wind-down activities (the “Wind-Down Activities”) during the six-month period following the Termination Date (the “Transition Period”). The Wind-Down Activities include, without limitation, SpePharm transferring to the Company or its designee(s) the regulatory approvals controlled by SpePharm or its affiliates for the purpose of marketing, distributing and selling the Products in the Licensed Territory. SpePharm will also transfer to the Company certain tenders and other customer and sales contracts related to the Products.

Subject to the terms of the Termination Agreement, Norgine, an affiliate of SpePharm, agreed to guarantee SpePharm’s performance of its obligations under the Termination Agreement.

The foregoing description of the Termination Agreement is qualified in its entirety by reference thereto, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

A press release announcing the transaction is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities.

Pursuant to the first transaction described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, the Company will sell and issue the Transaction Shares to an “accredited investor,” as that term is defined in the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Investor represented that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the securities have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy securities of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Years.

Pursuant to the first transaction described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 5.03 in its entirety, on May 7, 2020, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations (the “Series C Preferred Certificate”) of Series C Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”). The Series C Preferred Certificate authorizes 420,000 shares of Series C Preferred Stock and establishes the rights and preferences of the Series C Preferred Stock, including as follows:

Except with respect to transactions which may adversely affect any right, preference, privilege or voting power of the Series C Preferred Stock, the Series C Preferred Stock has no voting rights.

Whenever the Company’s Board of Directors (the “Board”) declares a dividend on the Company’s common stock, par value $0.001 per share (“Common Stock”), each record holder of a share of Series C Preferred Stock on the record date set by the Board will be entitled to receive an amount equal to such dividend declared on one share of Common Stock multiplied by the number of shares of Common Stock into which such share of Series C Preferred Stock could be converted on the record date, without regard to any conversion limitations in the Series C Preferred Certificate.

Holders of the Series C Preferred Stock may convert some or all of the Series C Preferred Stock into shares of the Company’s common stock at a 10% discount to market, provided that the Company may not issue such Conversion Shares in excess of 19.99% of the number of shares of Company common stock outstanding as of the date of the investment (the “Exchange Cap”) without shareholder approval, which the Company is not required to seek. In the event that (a) the Company does not have enough Conversion Shares registered for resale so as to allow for a requested conversion and immediate resale, or (b) if the number of Conversion Shares issued reaches the Exchange Cap, then the Company will be required to redeem the difference in cash at $11 per share of Series C Preferred Stock, but only if, when and to the extent that the Company has received cash proceeds as a result of the judgment entered by the Ohio Court of Common Pleas in Case No. 18-CV-003097 (the “Judgment”) being affirmed.

As disclosed in the Company’s 2019 Annual Report on Form 10-K and other regulatory filings, the Company has been engaged in ongoing litigation with Capital Royalty Partners II, L.P., et al (“CRG”). CRG has appealed the Judgment, which is in the amount of $4,265,434.17 plus statutory interest from April 9, 2018 (the date CRG drew on the Cardinal Health 414, LLC letter of credit).

The Company has the right to redeem any outstanding shares of Series C Preferred Stock at a price of $11 per share, payable in cash or in registered shares of Common Stock.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series C Preferred Stock

10.1	Stock Purchase Agreement and Letter of Investment Intent by and between the Company and the Investor

10.2	Termination Agreement by and among the Company, SpePharm and Norgine

99.1	Press Release dated May 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: May 12, 2020	By:	/s/ Jed A. Latkin
Jed A. Latkin Chief Executive Officer, Chief Operating Officer and Chief Financial Officer

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